UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2010

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2010, Cornerstone Therapeutics Inc. (the "Company") and MedImmune, LLC, formerly MedImmune, Inc. ("MedImmune"), mutually agreed to terminate their Exclusive License and Collaboration Agreement dated July 30, 2003, as amended (the "Agreement"). The termination of the Agreement is effective as of June 1, 2010.

The Agreement provided that the Company and MedImmune would exclusively collaborate to develop and commercialize the Company's technology to develop antibodies that bind to the HMGB-1 protein to reduce chronic inflammation associated with various medical conditions. This technology is licensed by the Company from the Feinstein Institute for Medical Research. Under the Agreement, the Company granted MedImmune an exclusive, worldwide license to market products for the treatment of disease that were developed from this technology. By agreeing with MedImmune to terminate the Agreement, the Company has reacquired all of the rights previously granted to MedImmune and may develop and commercialize the HMGB-1 technology, market products for the treatment of disease using this technology and/or sublicense these rights to other parties.

A copy of the Company’s press release announcing the termination of the Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
See the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

July 6, 2010	By:	/s/ Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 6, 2010